 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2015

BOURBON BROTHERS HOLDING CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-52853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

_______________________________
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⁯☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 22, 2015, Bourbon Brothers Holding Corporation (the “Company”) filed an amendment to its Amended and Restated Articles of Incorporation (the “Amendment”) with the Colorado Secretary of State.  As of January 22, 2015, 13,357,828 shares of Series A Convertible Preferred Stock (“Series A Stock”) have converted into shares of Common Stock of the Company.  The Certificate of Designation of the Company’s Series A Stock requires that any shares of Series A Stock that are converted into Common Stock be cancelled and are not available for reissuance by the Company.

The Amendment became effective immediately on its filing with the Colorado Secretary of State.  The Amendment reduced the total number of authorized shares of capital stock of the Company by 13,357,841 shares.  The total number of authorized shares of the Company is now 104,884,859 shares, consisting of 100,000,000 shares designated as Common Stock and 4,884,859 shares designated as Preferred Stock of which all is designated as Series A Stock.  A copy of the Amendment is attached as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

3.1            Amendment to the Amended and Restated Articles of Incorporation of Bourbon Brothers Holding Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of January 2015.

Bourbon Brothers Holding Corporation

By:     /s/ Mitchell Roth
        Mitchell Roth, President